News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Names Michael McEnaney Chief Marketing Officer

ST. LOUIS, MISSOURI, January 8, 2007: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced today the appointment of Michael F. McEnaney as Executive Vice President and Chief Marketing Officer, effective January 8, 2007.

This newly created position will be charged with driving the marketing efforts within TLCVision’s operating businesses, with particular emphasis on the recently announced consumer-focused refractive centers strategy.

Mr. McEnaney’s career spans 27 years in advertising, marketing and operations with such consumer marketing leaders as General Motors and Ralston Purina (now Nestle Purina). As Vice President of Marketing and Sales with OnStar Corporation, a subsidiary of General Motors, McEnaney helped establish OnStar as the leader in that industry. During his tenure, the company achieved a ten-fold increase in its subscriber base requiring the development of integrated marketing campaigns which utilized traditional, direct and internet channels and the development of customer relationship management strategies.

Mr. McEnaney also held a variety of marketing leadership roles with Ralston Purina and Ralcorp, culminating with his role as Executive Vice President and Director of Marketing for their $400 million breakfast cereal and snack business, growing the brands and achieving record operating profit levels. For the most recent three years, Mr. McEnaney applied his vast experience to a wide range of businesses as Managing Principal of the Zyman Group, a marketing strategy consultancy based in Atlanta, Georgia.

“With his extensive experience in all aspects of consumer advertising and brand management, Mike is a talented addition to the TLCVision team,” said Jim Wachtman, President and Chief Executive Officer. “We expect his leadership to create world-class marketing programs that reach our target market in new and innovative ways, and drive additional growth for TLCVision.”

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Optometric Services markets. More information about TLCVision can be found on the web site at www.tlcv.com. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.tlcvision.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.